UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

GENERAL MARITIME CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

YOUR VOTE IS IMPORTANT
PLEASE VOTE TODAY

April 26, 2011

Dear Fellow Shareholder:

We have previously mailed to you materials in connection with the 2011Annual Meeting of Shareholders of General Maritime Corporation (the “Company”) to be held on Thursday, May 12, 2011.  Your vote is important and your participation is requested for this important meeting.

Your Board recommends that you vote: FOR the election of three Class III Directors; FOR the approval of an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 140,000,000 to 390,000,000; FOR the approval of the General Maritime Corporation 2011 Stock Incentive Plan; FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s auditors for the fiscal year ending December 31, 2011; FOR the approval of a non-binding, advisory resolution regarding the compensation of our named executives; and for “EVERY ONE YEAR” on a non-binding, advisory proposal on the frequency of the advisory vote on the compensation of our named executives.  Please submit your instructions as soon as possible, by voting by telephone, via the Internet, or by signing, dating, marking and returning the voting instruction form in the postage-paid return envelope provided.  Instructions explaining how to vote by mail, telephone or via Internet are included in the proxy statement in connection with the 2011 Annual Meeting and in the enclosed proxy card or voting instruction form.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Peter C. Georgiopoulos
Chairman

IMPORTANT

In the past, your broker may have voted uninstructed shares on your behalf on routine proposals such as the Election of Directors.  Due to changes to NYSE Rule 452 approved by the SEC, effective January 1, 2010, the Election of Directors is now considered a non-routine proposal and brokers will no longer be able to vote your uninstructed shares on this proposal. If you do not vote your shares in the Election of Directors, they will remain unvoted.

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your voting instruction form. Have your control number (listed on the form) ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your voting instruction form. Have your control number (listed on the form) ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

Please Act Today

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by signing, dating and mailing your voting instruction form today.  Internet and telephone voting are also available.  Please refer to the proxy statement and your voting instruction form for instructions.  Street name shareholders: Your bank or broker cannot vote your shares on all proposals unless it receives your specific instructions. Please return your vote immediately.